Exhibit 99.1

Jupiter Wellness to Support Growth in CBD-Based Pharma & Consumer Products

Jupiter, FL – April X, 2021 - Jupiter Wellness, Inc. (Nasdaq: JUPW), a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products, today announced it has appointed Dr. Glynn Wilson as Chief Science Officer, Rich Miller as Chief Compliance Officer, and Ryan Allison as Chief Operating Officer. Over the past quarters, Jupiter has grown its CBD-based consumer wellness business to include 40 products across seven brands in six categories, while also advancing its clinical pipeline with three indications in Phase 1 equivalent studies and one indication ready for an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) based on a successful Phase 1 equivalent which met its primary endpoint.

Dr. Glynn Wilson, who continues to serve as Chairman of the Board and was formerly Head of R&D at Jupiter, will now serve as Chief Science Officer overseeing Jupiter’s pipeline of clinical indications including eczema. Should JW-100 continue to show similar efficacy in advanced stage trials, Jupiter’s lead product candidate would address a $10 billion global market, in which a competing product is projected to reach $2 billion in annual sales. Dr. Wilson will guide the development strategy and clinical design for Jupiter’s CBD-based topical product candidates for indications including skin cancer, burns, and herpes cold sores, all of which are currently in Phase 1 equivalent human trials. Dr. Wilson was formerly Head of Drug Delivery at SmithKline Beecham and was Founder, CEO and Chairman of TapImmune, a developer of cancer vaccines.

Rich Miller continues to serve as a Director for Jupiter and now moves into the newly created position of Chief Compliance Officer overseeing regulatory affairs for securities, CBD-based products, Jupiter’s subsidiaries, manufacturing, and international trade. As Jupiter expands through both organic growth and acquisition, Mr. Miller serves a critical role in assuring the Company defines best practices in innovation as a leader in its industry segments.

Ryan Allison, formerly Vice President of Business Development, moves into the position of Chief Operating Officer overseeing growth as Jupiter capitalizes on unprecedented opportunities in the CBD pharma and wellness space. Mr. Allison is a strong leader who has been at the forefront of building high-performance, data-driven organizations and business infrastructure throughout his career across many industries including healthcare and the federal government. Earlier in his career Mr. Allison served at VMware where he was an early member of the cloud computing team and an instrumental player in securing a foothold in the infant cloud landscape, a market segment VMware continues to lead in today.

“I am confident these new adjustments to our leadership team have Jupiter Wellness prepared for the explosive growth we are expecting to see in the CBD market. I am thrilled that we have access to such high caliber talent across our team as we step into our second quarter.,” stated Brian John, CEO of Jupiter Wellness.

About Jupiter Wellness
Jupiter Wellness, Inc. (NASDAQ: JUPW) is a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through its website www.cbdcaring.com..

For additional information, please visit www.jupiterwellnessinc.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement
To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info

Phone: 561-244-7100

Email: info@jupiterwellnessinc.com